UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: February 24, 2011

(Date of earliest event reported)

Data I/O Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 0-10394

_____________________________________

Washington	91-0864123
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 185th Ave. N.E., Suite 101
Redmond, WA 98052

(Address of principal executive offices, including zip code)

 (425) 881-6444

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 24, 2011, the board of directors (the “Board”) of Data I/O Corporation (the “Company”) appointed Douglas Brown to the Board effective April 1, 2011.

There were no arrangements or understandings pursuant to which Mr. Brown was selected as a Director.  There were no related party transactions to report between Mr. Brown and the Company.

Mr. Brown has not yet been assigned to Committees of the Board, but is expected to be assigned to Committees at the April meeting of the Board.  He will stand for election with the other current Directors at the May 17, 2011 Annual Meeting of Shareholders.

A copy of the press release announcement follows:

Data I/O Announces the Appointment of Douglas Brown to Board of Directors

Redmond, WA, February 28, 2011 – Data I/O Corporation (NASDAQ: DAIO), the leading global provider of advanced programming and IP management solutions used in the manufacturing of flash and flash-based intelligent devices,  today announced the appointment of Douglas W. Brown to Data I/O’s Board of Directors effective April 1, 2011.

Brown is currently the President and Chief Executive Officer (CEO) for All Star Directories, Inc. in Seattle, Washington.  All Star Directories is one of the Internet's fastest growing publishers of online and career school directories.  Prior to joining All Star Directories in 2005, he served as a Division President with Leggett & Platt and as President of GoAhead Software. Brown worked for the venture capital firm Phoenix Partners and Paladin Partners, an early-stage consulting practice.  He held Chief Financial Officer positions at Phamis and Seattle Silicon.  He started his career as a Certified Public Accountant at Arthur Young & Co, now Ernst & Young in Seattle.

"I am delighted that we have been able to attract Doug," said Paul Gary, Chairman of Data I/O Corporation. "His experience and knowledge of internet and software businesses, background in the semiconductor industry, together with his skills as a CEO and financial expert make him a valuable addition to our board."

Douglas Brown has received the 2010 Ernst & Young Entrepreneur of the Year award in the Internet services category for the Pacific Northwest.  He has served as member of more than 15 growth-stage and nonprofit boards of directors.  He holds a Bachelor of Science in Business from the University of Idaho

He will join the Company’s existing directors: Paul Gary, Fred Hume, Steve Quist and Bill Walker.

About Data I/O Corporation:

With almost 40 years of expertise in delivering intellectual property to programmable devices, Data I/O offers complete, integrated manufacturing solutions in wireless, automotive, programming center, semiconductor, and industrial control market segments for OEM, ODM, EMS and semiconductor companies. Data I/O is the leader in programming and provides hardware and software solutions for turn-key programming and device testing services, as well as in-system (on-board), in-line (right before use at the SMT line), or in-socket (off-line) programming. These solutions are scalable for small, medium and large volume applications with different device mixes.  Data I/O Corporation has headquarters in Redmond, Wash., with sales and services worldwide. For further information, visit the company’s website at http://www.dataio.com

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation
By:	/s/ Frederick R. Hume
Frederick R. Hume President Chief Executive Officer

Date: March 2, 2011

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